NANCY NAIGLE

LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Peter F. Comerford and Robert W. Fishback, each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	prepare, execute, acknowledge, deliver and file any
and all Forms including without limitation Forms 4 and 5 (including any amendments thereto) with respect to the securities of Ultralife Batteries, Inc., a Delaware corporation (the "Company"), with the United States Securities and
Exchange Commission, any national securities exchanges and
the Company, as considered necessary or advisable under
Section 16(a) of the Securities Exchange Act of 1934 and
the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");
(2)	seek or obtain, as the undersigned's representative
and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to
release any such information to the undersigned's representative and approves and ratifies any such release of information; and
(3)	perform any and all other acts which in the discretion of
such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:
(1)	this Limited Power of Attorney authorizes, but does
not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;
(2)	any documents prepared and/or executed by either
such attorney-in-fact on behalf of the undersigned pursuant
to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary
or desirable;(3)	neither the Company nor either of such
attorneys-in fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned
for any failure to comply with such requirements, or
(iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act;
and (4)	this Limited Power of Attorney does not relieve
the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney. This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited
Power of Attorney to be executed as of this 24th day of January, 2005.

/s/ Nancy Naigle
Signature

Nancy Naigle
Print Name

STATE OF NEW YORK	)ss:
COUNTY OF WAYNE	)

	On this 24th day of January 2005, before me personally came Nancy Naigle to me known and known to me to be the individual described in, and who executed the foregoing instrument, and the above-named person acknowledged to me that said person executed the same.

/s/ Donna M. Laurenza
Notary Public
State of New York